Exhibit 99.1
Press Release

Hythiam Contact:	Media Relations:
Sanjay Sabnani	Tim Sullivan
EVP Strategic Development	Dan Klores Communications
(310) 444-5335	(212) 981-5234
ssabnani@hythiam.com	tim_sullivan@dkcnews.com
HYTHIAM ANNOUNCES OPENING OF TWO NEW OUTPATIENT
PROMETA CENTERS IN SAN FRANCISCO AND NEW JERSEY
First PROMETA Center Located in Los Angeles Completes Successful Year Generating 2006 Revenue of Approximately $1.14 Million
LOS ANGELES—JANUARY XX, 2007—Hythiam, Inc. (NASDAQ:HYTM), announced today that two new PROMETA Centers have opened in San Francisco and New Jersey, offering Hythiam’s PROMETA® protocols as a featured treatment for substance dependence, increasing the total number of PROMETA Centers to three. Patients have recently begun treatment at both new PROMETA Center locations. Under the terms of a full business services management agreement, Hythiam will manage the San Francisco PROMETA Center® in exchange for management and licensing fees. The PROMETA Center, located in New Jersey, is owned and managed by the Canterbury Institute. Revenue from the first year of operations of the Los Angeles-based PROMETA Center was approximately $1.14 million. Based upon treatments completed during January and bookings to date, the PROMETA Center located in Los Angeles is expected in fiscal 2007 to more than double fiscal 2006 revenue.
Hythiam will receive a 10% share of the profits made by the Canterbury Institute owned PROMETA Center and fees for services and technology licensing. The Canterbury Institute plans to open an additional PROMETA Center in Boca Raton, Florida in the second quarter of 2007.
The new San Francisco PROMETA Center is located in a 4,000 square foot facility overlooking the San Francisco bay, with the capacity to accommodate 2,000 outpatient procedures annually. The PROMETA Center at Canterbury Institute is located in a 5,000 square foot facility with the capacity to accommodate 1,800 outpatient procedures each year.
Both practices will provide comprehensive medical management services and programs that include outpatient detox, outpatient treatment with PROMETA, relapse prevention groups, private counseling, drug monitoring services and alumni group meetings. In addition to treatment for alcoholism and stimulant dependence, both Centers will offer buprenorphine therapy for the treatment of opiate dependence, as well as appropriate adjunct therapies as determined by the treating physicians.
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“We look forward to seeing these two new Centers replicate the financial success and customer satisfaction achieved by the flagship PROMETA Center, which has been our highest volume licensed location to date,” said Terren Peizer, Chairman and CEO of Hythiam. “Revenue growth from the first PROMETA Center was the result of the fact that patients have responded well to the dedicated facility approach. We are pleased to work with Dr. David Smith and the Canterbury Institute to license the use of the PROMETA mark as well as the protocol and facilitate their offering PROMETA at two more Centers in areas where we are expanding our licensee base, thereby making PROMETA more available to those seeking an alternative to traditional treatment modalities.”
Dr. David Smith, who owns the Los Angeles and San Francisco Hythiam-managed PROMETA Center physician practices, is a long-standing pioneer in the addiction field. Dr. Smith was the Founder and President of the Haight Ashbury Free Clinic in San Francisco, which treats more than 14,000 people each year. His past appointments include Medical Director of the California State Department of Alcohol and Drug Programs, Medical Director of the California Collaborative Center for Substance Abuse Policy Research, Adjunct Professor at the University of California, San Francisco, Fellow and Past President of the American Society of Addiction Medicine and of the California Society of Addiction Medicine.
About the San Francisco PROMETA Center®
The new PROMETA Center® Inc. medical practice is situated in San Francisco, California. It offers innovative, physician-designed outpatient treatments for alcohol, cocaine, methamphetamine, and opiate dependence.
Clients receive customized care from a multidisciplinary team of seasoned experts, led by one of the Center’s distinguished addiction medicine physicians. Treatment plans are designed for each patient and will include pharmacological, nutritional, and behavioral components to support lasting recovery.
PROMETA Center, Inc. San Francisco
1700 Montgomery Street, Suite 215
San Francisco, CA 94111
Phone: 1-866-515-3491
For more information, please visit www.prometacenter.com
About The PROMETA Center®, New Jersey
The PROMETA Center® in New Jersey is a world-class physician practice offering outpatient treatment for substance dependence designed by physicians. Its unique approach to recovery combines biological interventions (pharmacological treatments and nutritional recommendations) and behavioral therapies to create a customized care plan for each client.
The PROMETA Center, New Jersey
120 Wood Avenue South
Iselin, NJ 08830
Phone: 1-888-241-2922 or 732-379-6000
About Hythiam®
Integrating both medical and psychosocial treatment modalities, Hythiam, Inc. provides comprehensive behavioral health management services to health plans, employers, criminal justice, and government agencies. With a focus on using the latest medical and health technology towards improved outcomes and out-patient treatment, the company manages all behavioral health disorders. The company also researches, develops, licenses and commercializes innovative and proprietary physiological, nutritional, and behavioral treatment protocols. Hythiam currently offers initial disease management offerings for substance dependence built around its proprietary PROMETA® treatment protocols for alcoholism and dependence to stimulants. The PROMETA treatment protocols, which integrate behavioral, nutritional, and medical components, are also available through other licensed treatment providers. For further information, please visit www.hythiam.com.
About PROMETA®
Hythiam’s PROMETA® treatment protocols are designed for use by healthcare providers seeking to treat individuals diagnosed with dependencies to alcohol, cocaine or methamphetamine, as well as combinations of these drugs. The PROMETA treatment protocols comprise nutritional supplements, FDA-approved oral and IV medications used off-label and separately administered in a unique dosing algorithm, as well as psychosocial or other recovery-oriented therapy chosen by the patient and his or her treatment provider. As a result, PROMETA represents an innovative approach to managing alcohol, cocaine, or methamphetamine dependence that is designed to address physiological, nutritional, and psychosocial aspects of the disease, and is thereby intended to offer patients an opportunity to achieve sustained recovery. To learn more, please visit www.prometainfo.com.
New Proprietary Disease Management Offering
PROMETA® based disease management allows health care providers to offer a first in its kind integrated approach for the treatment of substance dependence. In addition, the PROMETA treatment approach will be tailored for the specific needs of patients with co-occurring medical and psychiatric disorders. It will also leverage predictive modeling based upon the consistent gathering of outcomes data. Using this data, third-party payers will have the ability to more accurately identify those patients who will likely benefit from substance dependence disease management with PROMETA®.

Forward-Looking Statements
Except for statements of historical fact, the matters discussed in this press release are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company’s control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history and lack of statistically significant formal research studies, the risk that treatment protocols might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the healthcare industry; and additional risks factors as discussed in the reports filed by the company with the Securities and Exchange Commission, which are available on its website at http://www.sec.gov.
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